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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of
TriNet Corporate Realty Trust, Inc. on Form S-3 (File No. 333-   ) of our
report dated January 23, 1998 on our audits of the consolidated financial statements and financial statement schedule of TriNet Corporate Realty Trust, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K and of our reports dated April 20, 1998 on our audits of the Historical Summary of Rental Income and Direct Operating Expenses of the Concord Farms Office Park for the year ended December 31, 1997, and the Historical Summary of Income and Direct Operating Expenses of Poydras Plaza for the year ended December 31, 1997, which reports are included in the Company's Current Report on Form 8-K filed April 22, 1998. We also consent to the reference to our firm under the caption "Experts."


                                              COOPERS & LYBRAND L.L.P.

San Francisco, California
June 22, 1998